To the Board of Trustees and shareholders of MPAM Funds Trust

We consent to the use of our report dated October 18, 2001 with respect to the MPAM Funds Trust (comprised of MPAM Large Cap Stock Fund, MPAM Income Stock Fund, MPAM Mid Cap Stock Fund, MPAM Small Cap Stock Fund, MPAM International Fund, MPAM Emerging Markets Fund, MPAM Bond Fund, MPAM Intermediate Bond Fund, MPAM Short-Term U.S. Government Securities Fund, MPAM National Intermediate Municipal Bond Fund, MPAM National Short-Term Municipal Bond Fund, MPAM Pennsylvania Intermediate Municipal Bond Fund, and MPAM Balanced Fund) incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Counsel and Independent Auditors" in the Statement of Additional Information.

KPMG LLP

New York, New York
May 20, 2002

To the Board of Trustees and Shareholders of The Dreyfus/Laurel Tax-Free Municipal Funds -
Dreyfus Premier Limited Term Massachusetts Municipal Fund

We consent to the use of our report with respect to the Dreyfus Premier Limited Term Massachusetts Municipal Fund of the Dreyfus/Laurel Tax-Free Municipal Funds dated July 30, 2001 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Counsel and Independent Auditors" in the Statement of Additional Information.

KPMG LLP

New York, New York
May 20, 2002